SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                              ----------------


                                  FORM S-8
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                VERSAR, INC.

         (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                 54-0852979
 (State or other Jurisdiction of        (IRS Employer Identification No.)
  Incorporation or Organization)

          6850 Versar Center
        Springfield, Virginia                          22151
(Address of Principal Executive Offices)             (Zip Code)


                                 VERSAR, INC.
                           1996 STOCK OPTION PLAN
                          (Full Title of the Plan)


    Benjamin J. Rawls                         Please address a copy of
   President and Chief                         all communications to:
    Executive Officer
       Versar, Inc.                             Elizabeth Hardy Noe
    6850 Versar Center                  Paul, Hastings, Janofsky & Walker LLP
Springfield, Virginia 22151                          Suite 2400
  (Name and Address of                         600 Peachtree St., N.E.
   Agent for Service)                          Atlanta, Georgia  30308
                                              Telephone:  (404) 815-2400


       (703) 750-3000
 (Telephone number, including
area code, of agent for service)


                       CALCULATION OF REGISTRATION FEE
===============================================================================

                            Proposed         Proposed
Title of                     Maximum          Maximum
Securities       Amount      Offering        Aggregate       Amount of
  to be          to be         Price          Offering      Registration
Registered     Registered   Per Share (1)    Price (1)          Fee
-------------------------------------------------------------------------------

Common Stock
 Par Value
 $0.01 per    1,000,000
  share         shares       $[ 3.593]      $[3,593,000]     $[1,122.81]
===============================================================================


(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The offering price is calculated pursuant to Rule 457(c) based on the average of the high and low sales prices ($3.593 per share) of the Common Stock of the Registrant on the American Stock Exchange on January 21, 1997.



                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

  Item 1.   Plan Information*

  Item 2.   Registrant Information and Employee Bonus Plan Information*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3.   Incorporation of Documents by Reference

            The following documents are incorporated herein by reference:

            (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above; and

            (c) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), which is contained in its registration statement on Form 10 filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

                 All documents subsequently filed with the Commission by the
            Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

  Item 4.   Description of Securities

            Not applicable.

  Item 5.   Interests of Named Experts and Counsel

            Not applicable.

  Item 6.   Indemnification of Directors and Officers

            Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Certificate of Incorporation and By-laws of the Registrant provide for indemnification of its officers and directors to the full extent authorized by such section.

  Item 7.   Exemption from Registration Claimed

            Not applicable.

  Item 8.   Exhibits

            The exhibits filed as part of this Registration Statement are as follows:


  Exhibit Number           Description of Exhibit
  --------------           ----------------------


      4     Versar, Inc. 1996 Stock Option Plan.

      5 Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the Common Stock registered hereunder.

     23.1 Consent of Arthur Andersen LLP, Independent Public Accountants, relating to the use of their report contained in Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

     23.2 Consent of Paul, Hastings, Janofsky & Walker LLP to the filing and use of their opinion relating to the legality of the securities. Such consent is contained in their opinion filed as Exhibit 5 to this Registration Statement.

     24 Power of Attorney authorizing Benjamin M. Rawls and James C. Dobbs to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on signature page of Registration Statement).

  Item 9.   Undertakings

            (a)  The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions pursuant to which the directors, officers or controlling persons may be indemnified by the Registrant or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                        SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the
            Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Virginia, on this 29th day of January, 1997.

                                       VERSAR, INC.

                                       By:  /s/ Benjamin M. Rawls
                                          -------------------------------------
                                          Benjamin M. Rawls
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer


                             POWER OF ATTORNEY
                             -----------------

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Benjamin M. Rawls and James C. Dobbs, jointly and severally, his attorneys-in-fact, each with power of substitution for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

   /s/ Benjamin M. Rawls                        January  29, 1997
  ---------------------------                   -----------------
  Benjamin M. Rawls, Chairman                   Date
  of the Board of Directors,
  President and Chief Executive
  Officer and Director
  (Principal Executive Officer)


   /s/ Michael Markels, Jr.                     January  29, 1997
  --------------------------                    -----------------
  Michael Markels, Jr.                          Date
  Chairman Emeritus and Director


   /s/ Lawrence W. Sinnott                      January  29, 1997
  --------------------------                    -----------------
  Lawrence W. Sinnott, Vice                     Date
  President, Chief Financial
  Officer and Principal Accounting Officer


                  [Signatures continued on next page]


              [Signatures continued from preceding page]



   /s/ Robert L. Durfee                         January  29, 1997
  -----------------------------                 -----------------
  Robert L. Durfee, Executive                   Date
  Vice President and Director



   /s/ John E. Gray                            January  29, 1997
  -----------------------------                -----------------
  John E. Gray                                 Date
  Director



   /s/ John P. Horton                         January  29, 1997
  ----------------------------                -----------------
  John P. Horton                              Date
  Director



   /s/ Charles I. Judkins, Jr.                 January  29, 1997
  ----------------------------                 -----------------
  Charles I. Judkins, Jr.                      Date
  Director



   /s/ M. Lee Rice                              January  29, 1997
  ----------------------------                  -----------------
  M. Lee Rice                                   Date
  Director



   /s/ Thomas J. Shields                        January  29, 1997
  ----------------------------                  -----------------
  Thomas J. Shields                             Date
  Director



                                EXHIBIT  INDEX


     Exhibit           Description
     -------           -----------


        4        Versar, Inc. 1996 Stock Option Plan.

        5 Opinion of Paul, Hastings, Janofsky & Walker LLP as to the legality of the Common Stock registered hereunder.

       23.1 Consent of Arthur Andersen LLP, Independent Public Accountants, relating to the use of their report contained in Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

       23.2 Consent of Paul, Hastings, Janofsky & Walker LLP to the filing and use of their opinion relating to the legality of the securities. Such consent is contained in their opinion filed as Exhibit 5 to this Registration Statement.

       24        Power of Attorney authorizing Benjamin M. Rawls and James C.
                 Dobbs to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on signature page of Registration Statement).